SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by §14a-6(e)(2))
/ /	Definitive Proxy Statement
/x/	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §14a-11(c) or §14a-12
INFORMIX CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

    Beginning on May 18, 2001, the following letter was sent to stockholders of the company by Peter Gyenes, the company's president, chief executive officer and chairman of the board of directors.

Informix 50 Washington Street Westborough, Massachusetts 01581 Tel (508) 366-3888 www.informix.com

May 18, 2001

Dear Informix Shareholder:

By now, you should have received your proxy statement and proxy card for the special shareholder meeting. Your vote is very important and I urge you to take advantage of your right to vote.

You must return your instructions for your vote to be counted. By not returning your card, you are effectively voting against both proposals.

Please vote today using the enclosed voting instruction form to ensure that your votes are counted.

We are very convinced of the value of this transaction to all constituencies and we invite you to consider the benefits of the transaction as outlined in the proxy and in our letter to stockholders of May 2nd, which can be found on our web site.

If you have any questions about the proposals, you may contact me, Peter Gyenes, at (508) 366-3888 extension 3795, or our proxy solicitor, Morrow & Co., toll free at (800) 607-0088.

                      Best regards,

                      Peter Gyenes
                      Chairman, President and Chief Executive Officer